                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Crown Pacific, Ltd.


In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Crown Pacific, Ltd. and its subsidiary at December 31, 1997 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP
Portland, Oregon
February 20, 1998

CROWN PACIFIC, LTD.
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)
-------------------------------------------------------------------------------

                                             DECEMBER  31,       MARCH 31,
                                                   1997            1998
                                                                (UNAUDITED)
                              ASSETS
Current assets:
 Cash                                            $    146          $    380
 Accounts receivable (Note 7)                         226               226
 Interest receivable (Note 2)                       2,718             2,721
 Due from affiliate                                    76                 -
                                                 --------          --------
    Total current assets                            3,166             3,327

Restricted cash (Note 2)                          220,000           220,000
Timber and timberlands, net                         9,154             9,150
Investment in limited partnership (Note 3)             11                12
Other assets (Note 7)                                 250               250
                                                 --------          --------
                                                 $232,581          $232,739
                                                 --------          --------
                                                 --------          --------

               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accrued interest (Note 2)                       $  2,669          $  2,669
 Due to affiliates                                      -                56
 Income taxes payable                                 570             1,349
                                                 --------          --------
    Total current liabilities                       3,239             4,074

Deferred income taxes (Note 5)                      6,827             5,618
Long-term debt (Note 4)                           220,000           220,000
                                                 --------          --------
                                                  230,066           229,692
                                                 --------          --------

Commitments and contingent liabilities (Note 8)

Shareholders' equity (Note 6):
 Common stock, no par value, 5,000 shares
   authorized, 1,749.33 shares issued and
   outstanding                                     20,381            20,381
 Accumulated deficit                              (17,866)          (17,334)
                                                 --------          --------
                                                    2,515             3,047
                                                 --------          --------
                                                 $232,581          $232,739
                                                 --------          --------
                                                 --------          --------



            The accompanying notes are an integral part of this statement.

CROWN PACIFIC, LTD.

NOTES TO CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

1.   SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Crown Pacific, Ltd. ("CPL" or "the Company") was incorporated in the state of Oregon on January 28, 1988. The Company's primary operations consist of a limited and general partnership interest in Crown Pacific Partners, L.P. ("the MLP") aggregating approximately 10.01% at December 31, 1997 and approximately 9.9% at March 31, 1998 (see Note
     3).

     The MLP is publicly held and owns and operates timberlands and related manufacturing facilities in Oregon, Idaho, Washington, Arizona and Montana. During 1996, the MLP completed an equity offering of an additional 9.0 million units, which effectively reduced the Company's interest from 14.81% to 10.01%. The MLP issued additional units in January 1998 which further diluted the Company's interest to approximately 9.9%.

     The March 31, 1998 financial statements are unaudited and reflect the consolidated financial position of the Company. In the opinion of management, all material adjustments necessary to present fairly the March 31, 1998 balance sheet have been included. All such adjustments are of a normal and recurring nature and all significant intercompany transactions have been eliminated.

     PRINCIPLES OF CONSOLIDATION
     The consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary, SVE II, Inc. All significant intercompany accounts and transactions have been eliminated.

     INCOME TAXES
     Income taxes are calculated in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. This statement requires that the balance sheet amounts for deferred income taxes be computed based upon the tax effect of aggregate temporary differences arising prior to year end and reversing subsequent to year end. Such effects have been calculated based upon the tax rates currently enacted. The Company's significant temporary differences include the difference in basis of its investment in the MLP and its timberlands (see Notes 3 and 5).

     FINANCIAL INSTRUMENTS
     All of the Company's material financial instruments were recognized in its balance sheet at December 31, 1997 and March 31, 1998. The carrying value reflected in the balance sheet approximates fair market value for the Company's financial assets and liabilities except for the Company's investment in the MLP. Descriptions of the methods and assumptions used to reach this conclusion are as follows:

          - Restricted cash and $220 million of instalment notes - the interest rate related to the restricted cash and each of the instalment notes represents a rate tied to current credit markets (see Notes 2 and 4).

          - Investment in the MLP - the carrying value of the Company's investment in the MLP is significantly below its fair value (see
               Note 3).

     RISKS AND UNCERTAINTIES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of balance sheet. Actual results could differ from these estimates.

2.   RESTRICTED CASH

     Effective July 7, 1989, CPL acquired approximately 194,000 acres of timber and timberlands in the state of Washington for an aggregate purchase price of $227.8 million. To accomplish the Washington property acquisition, CPL issued twenty-two $10 million instalment notes to the seller. The terms of the acquisition require that the instalment notes be backed by irrevocable standby letters of credit. The deposited funds are restricted such that they can only be used to repay the instalment notes. The instalment notes mature on October 20, 2005 but can be extended every three years thereafter (until July 13, 2019) as long as the bank agrees to extend the letters of credit and the seller agrees to extend the notes. The timberlands have since been contributed to an affiliated entity which was combined with other affiliated entities to form the MLP.

     As a result of the form of this transaction, the Company has included noncurrent restricted cash and long-term debt of $220 million on its December 31, 1997 and March 31, 1998 consolidated balance sheet. The corresponding accrued interest receivable and accrued interest payable of $2.7 million is included in current assets and current liabilities at both December 31, 1997 and March 31, 1998.

3.   INVESTMENT IN LIMITED PARTNERSHIP

     The Company has accounted for its investment in the MLP using the equity method because the shareholders of the Company have influence on the operations of the MLP and because the Company is one of the general partners of the MLP. In contrast to the Company's general partner interest, distributions received on the limited partnership interest, in excess of the investment balance are recorded as income as there is no financial obligation of a limited partner to the MLP. The Company's investment in the MLP of $.01 million at December 31, 1997 and March 31, 1998, respectively, is significantly less than the fair value of the MLP units owned by the Company. This difference is estimated to be approximately $64.6 and $67.9 million at December 31, 1997 and March 31, 1998, respectively.

     CPL's underlying equity in the net assets of the MLP exceeded its carrying value of $0.01 million, by approximately $21.0 million and $20.3 million at December 31, 1997 and March 31, 1998, respectively. These differences are primarily caused by the Company's contribution in 1992 of net liabilities to Crown Pacific Limited Partnership ("CPLP") for which it received a Class E interest in CPLP. CPLP was combined with other affiliated entities to form the MLP in 1994. Because of common ownership of CPLP and the Company, any assets contributed to the partnership were transferred to CPLP at book value. CPLP issued Class E interests to CPL because the fair value of the assets contributed exceeded the book value. The contribution of net liabilities to CPLP in 1992 was effectively accounted for as a distribution to CPL from CPLP.

     As the Company's operations have been reduced to its ownership interest in the MLP, the Company is considered to be economically dependent on the MLP at December 31, 1997 and March 31, 1998.

     In connection with the MLP's equity offering during 1996 (see Note 1), the Company contributed $.02 million to maintain its general partner interest. A summary of all transactions with respect to the Company's investment in the limited partnership for the periods ended December 31, 1997 and March 31, 1998 is as follows (in thousands):

                                              DECEMBER 31,       MARCH 31,
                                                1997               1998
                                              ------------     -----------
                                                               (UNAUDITED)
Investment in MLP at beginning of period        $    15        $    11
Equity in the MLP's income                        2,771            677
Distributions received                           (5,804)        (1,458)
Limited partnership distributions received
  in excess of investment                         3,029            782
                                                 ------        -------
Investment in limited partnership at end of
  period                                         $   11        $    12
                                                 ------        -------
                                                 ------        -------


     Summary financial information for the MLP is as follows (in thousands):

                                              DECEMBER 31,   MARCH 31,
                                                  1997         1998
                                              ------------  -----------
                                                           (UNAUDITED)
Balance sheet data:
 Current assets                               $ 130,961      $ 147,918
 Timberlands, property, plant and equipment     692,966        686,315
 Other assets                                    15,217         29,957
                                              ---------      ---------
                                              $ 839,144      $ 864,190
                                              ---------      ---------
                                              ---------      ---------

 Current liabilities                          $  55,777      $  65,577
 Long-term debt and other liabilities           575,128        593,665
 Partners' equity                               208,239        204,948
                                              ---------      ---------
                                              $ 839,144      $ 864,190
                                              ---------      ---------
                                              ---------      ---------

Summary financial information for the MLP for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 is as follows:

                                                           THREE MONTHS
                                                              ENDED
                                               DECEMBER 31,  MARCH 31,
                                                  1997         1998
                                              ------------  -----------
                                                            (UNAUDITED)
 Income statement data:
   Revenues                                   $ 505,588      $ 153,930
   Net income                                    27,683          6,891

4.   LONG-TERM DEBT

     Long-term debt consists of instalment notes payable of $220 million at December 31, 1997 and March 31, 1998. Interest is paid quarterly at a variable rate which approximated 5.475% at December 31, 1997. The instalment notes payable are backed by irrevocable letters of credit (see
     Note 2).

5.   INCOME TAXES

     Deferred tax liabilities (assets) consist of (in thousands):

                                               DECEMBER 31,  MARCH 31,
                                                  1997         1998
                                              ------------  -----------
                                                            (UNAUDITED)
 Financial reporting basis of the investment
  in limited partnership in excess of tax
  basis                                         $ 7,972        $ 6,747
 Tax basis of timberlands in excess of
  financial reporting basis                      (1,145)        (1,129)
                                              ---------      ---------
                                                $ 6,827        $ 5,618
                                              ---------      ---------
                                              ---------      ---------

6.   SHAREHOLDERS' EQUITY

     The Company and its shareholders have entered into a buy-sell agreement whereby the Company shall have the option to purchase any common shares, for which a common shareholder has received a bona fide offer, at the same terms and price as the outside offer for the shares. If the Company elects not to purchase such shares, then the other common shareholders have the right to purchase the shares for the terms of the outside offer. During 1997 and the three months ended March 31, 1998, no shares were repurchased by the Company.

     During the year ended December 31, 1997 and the three months ended March 31, 1998, the Company declared and paid dividends of $3.6 million and $0.7 million, respectively, to the Company's shareholders.

7.   RELATED PARTIES

     In 1991, an officer of the Company borrowed $0.3 million in exchange for a note receivable which bears interest at 8.43%, is payable annually, and is due in 2001. This note receivable is included in other assets in the accompanying consolidated balance sheet.

     In connection with the Company's Stock Purchase Agreement dated July 1, 1991, advances may be made to the shareholders/owners for increases in federal or state income tax liabilities (including associated penalties and interest, if any) resulting from the tax audits of the Company and a related entity, SSW Limited Partnership, for periods prior to July 1991. Pursuant to this arrangement, a shareholder/owner received an advance of $.5 million in July 1994. During the year ended December 31, 1995, $.4 million was repaid, offset by an additional $.1 million incurred in expenses by CPL, related to these tax audits. Included in accounts receivable in the accompanying consolidated balance sheet at both
     December 31, 1997 and March 31, 1998 is the remaining $.2 million.

8.   COMMITMENTS AND CONTINGENCIES

     The Company becomes involved in litigation and other proceedings arising in the normal course of its business. In the opinion of management, the Company's liability, if any, under any pending litigation would not materially affect its financial condition or operations.